UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

July 21, 2005

CHAPARRAL STEEL COMPANY

(Exact name of registrant as specified in charter)

Delaware	000-51307	20-2373478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Ward Road

Midlothian, Texas 76065

(Address of principal executive offices and zip code)

(972) 775-8241

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry Into a Material Definitive Agreement

Amendment to Chaparral Steel Company 2005 Omnibus Equity Incentive Plan

On July 21, 2005, the Board of Directors of the Company (the “Board”) amended the 2005 Omnibus Equity Incentive Plan (the “Plan”) to increase the number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) available for issuance under the plan from 2,500,000 to 4,000,000.

Approval of Executive Financial Security Plan

On July 21, 2005, the Board approved and adopted the Chaparral Steel Company Financial Security Plan (the “FSP”). The FSP was adopted in accordance with the requirements of the Separation and Distribution Agreement previously entered into between the Company and Texas Industries, Inc. (“TXI”). The Separation and Distribution Agreement required the Company to withdraw from the existing TXI financial security plans, adopt a replacement plan to both accommodate existing TXI participants who became Company employees and provide future benefits to Chaparral employees and transfer the accounts of participants in the TXI financial security plans who will become employees of the Company to the new FSP.

The FSP provides for certain retirement benefits, death and disability benefits, and benefits payable upon separation from service for eligible employees of the Company who elect to participate in the FSP, including, without limitation, executive officers of the Company.

Under the current version of the FSP, for participant’s who retire after age 65 (or age 55 with the consent of the Company) and have vested under the FSP, the Company will pay to the participant or his or her beneficiary a retirement benefit composed of (1) a percentage of the annual “covered salary” set forth in the participant’s individual award agreement, payable in monthly installments over a specified period (the “Retirement Benefit”), and (2) a percentage of the annual “covered salary” upon the death of the participant following retirement. A participant may elect to receive the Retirement Benefit in an actuarially equivalent amount determined by the committee administering the FSP. The benefits and relevant age cut-offs for participants in the FSP who previously participated in certain of TXI’s executive financial security plans may vary from these terms set forth above depending on the version of the financial security plan in which such participant participated. The FSP plan also provides for adjusted benefits in the case of early retirement (after age 55 but before age 65), continued employment past age 65, and ceasing to be a participant after qualifying but before retirement.

If a participant dies before retirement while the FSP is in effect, the Company will pay a death benefit to the participant’s beneficiary. The death benefit will be the greater of the amount due under the retirement provisions of the FSP or 100% of the participant’s covered salary for the first twelve months after death and 50% of covered salary for the next one hundred and eight months, or until the participant would have attained age 65, whichever is later. A participant is required to defer a portion of his or her compensation based on the level of participation.

A participant who, prior to retirement, is totally disabled for more than six months will remain a participant for the time he or she remains disabled if the disability is not caused by illegal or criminal acts and is not intentionally self-inflicted, the participant’s plan agreement is in effect, and the compensation deferrals described above continue during the first six months of the disability. If the disability continues for more than six months, the compensation deferrals will be waived during the continuation of the disability. If the participant dies prior to retirement while disabled, the death benefit described above will be payable. If, while disabled, the participant reaches age 65 and has otherwise qualified, the retirement benefit described above will be paid.

If the stockholders of the Company approve a change of control as described in Article Fifteenth of the Company’s Certificate of Incorporation while a participant’s plan agreement is in force and either (1) the participant gives the Company thirty days written notice, at any time during the one year period following the change of control, of his or her election to terminate employment with the Company, or (2) at any time during the two years following the change of control, the participant’s employment is terminated for any reason other than death, permanent disability or cause or the FSP or the participant’s plan agreement is terminated, the participant will be deemed to be fully vested in the retirement benefit described above (as if the participant had attained age 65) and the Company will be obligated to make the retirement benefit payments described above.

Amounts payable to participants are to be paid exclusively from the general assets of the Company and are otherwise unsecured. As part of the FSP, participants agree not to compete with the Company two-years following termination of their employment (other than voluntary termination following a change of control).

Approval of Director Compensation Arrangements

On July 21, 2005, the Board approved the compensation package for the Company’s non-employee directors. The compensation package consists of an annual retainer, annual committee retainers, restricted stock grants (granted with respect to the director’s term of office), and annual contributions to a charity of the non-employee director’s choice. The respective components of the program are as follows

Annual Retainer (all non-employee directors)		$40,000

Annual Committee Retainer – Audit Committee Chair		$10,000
Annual Committee Retainer – Other Audit Committee Members		$2,000

Annual Committee Retainer – Compensation Committee Chair		$5,000
Annual Committee Retainer – Other Compensation Members		$1,000

Annual Committee Retainer – Governance Committee Chair		$5,000
Annual Committee Retainer – Other Governance Committee Members		$1,000

Restricted Stock Grant – Chairman of the Board		15,000 shares of common stock
Restricted Stock Grant – Other Board Members		6,000 shares of common stock

Annual Charitable Contribution – Per Board Member	Up to $	10,000

The retainer fees described above will be payable on or about January 15 of each calendar year. In addition, each non-employee director who was first elected to the Board in 2005 and who was not a director of TXI during the fiscal year ended May 31, 2005 will be paid a “one-time” additional retainer fee in an amount equal to the result of multiplying the annual retainer fees described above ($40,000) by a factor of .416667. Such additional retainer fee shall be payable on or about January 15, 2006. The annual committee retainer fees will be payable, without proration, to a director who served as a committee member at any time during the period in question.

The restricted stock grants will be made on or about January 15 of the calendar year following the election or re-election of a non-employee director to the Board. However, directors (excluding the Chairman of the Board) first elected to the Board in 2005 will receive the following in lieu of the 6,000 share restricted stock grant referenced above:

Term expiring	Shares of Restricted Stock
2006	2,000 shares of restricted stock
2007	4,000 shares of restricted stock
2008	6,000 shares of restricted stock

The Chairman of the Board will receive 5,000, 10,000 or 15,000 shares of restricted stock if his or her term as a director expires in 2006, 2007 or 2008, respectively.

The shares of restricted stock a non-employee director receives will generally vest, and no longer be subject to restrictions, in equal annual installments on the date of each of the first three annual meetings of stockholders following the grant of such shares. For directors first elected to the Board in 2005, (i) the full 2,000 restricted shares awarded to directors with a term expiring in 2006 will vest upon the date of the 2006 annual meeting of stockholders, (ii) 2,000 of the shares of restricted stock awarded to directors with a term expiring in 2007 will vest upon the date of the 2006 annual meeting of stockholders and 2,000 of the restricted shares will vest upon the date of the 2007 annual meeting of stockholders and (iii) the shares of director restricted stock awarded to directors with a term expiring in 2008 will vest in accordance with the regular schedule described above.

With respect to the chairman of the board first elected to the Board in 2005, (i) if the chairman’s term expires in 2006, the full 5,000 restricted shares awarded to the chairman will vest on the date of the 2006 annual meeting of stockholders, (ii) if the chairman’s term expires in 2007, 5,000 restricted shares will vest on the date of the 2006 annual meeting of stockholders and 5,000 restricted shares will vest on the date of the 2007 annual meeting, and (iii) if the chairman’s term expires in 2008, the restricted shares award will vest in accordance with the regular schedule described above.

Any shares of restricted stock which have not vested will be forfeit upon the resignation or removal of the director.

Item 3.02 Unregistered Sales of Equity Securities.

On July 21, 2005, the Board approved a stock dividend of 75,867 shares of the Company’s Common Stock, payable on July 25, 2005 to the Company’s sole stockholder of record, TXI. The purpose of the stock dividend is to provide sufficient shares of Common Stock to be issued to holders of TXI common stock in connection with the spin-off of the Company. The shares were issued without any additional consideration being paid by TXI and were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 22, 2005, pursuant to a written consent of TXI in lieu of an annual meeting, as the sole stockholder of the Company, the following persons were elected as directors of the Company, to serve in the classes and for the terms set forth opposite their names below:

Name	Class	Term Expiring
Eugenio Clariond	Class I	2006 Annual Meeting
Elizabeth C. Williams	Class I	2006 Annual Meeting
James M. Hoak, Jr.	Class II	2007 Annual Meeting
Ronald J. Gafford	Class II	2007 Annual Meeting
Ian Wachtmeister	Class III	2008 Annual Meeting
Joseph M. Grant	Class III	2008 Annual Meeting
Tommy A. Valenta	Class III	2008 Annual Meeting

It is expected that the Audit, Governance, Compensation and Executive Committees of the board of directors will have the following composition:

Audit Committee

Elizabeth C. Williams (chair), Ian Wachtmeister and Joseph M. Grant

Governance Committee

Ronald J. Gafford (chair) and Eugenio Clariond

Compensation Committee

Ronald J. Gafford (chair) and Eugenio Clariond

Executive Committee

Tommy A. Valenta (chair), James M. Hoak, Jr., and Elizabeth C. Williams

Tommy Valenta, James Hoak, Eugenio Clariond, Ian Wachtmeister and Elizabeth Williams were each named in TXI’s Information Statement as being individuals who were expected to serve as directors of the Company following its spin-off from TXI. Each of these individuals, other than Mr. Valenta, currently serve on TXI’s board of directors. There were no other arrangements or understandings pursuant to which any of the directors were elected to the Company’s board of directors. There were no reportable transactions between any of the persons elected as directors and the Company since May 31, 2005.

In addition, on July 21, 2005, the Board appointed Robert E. Crawford, Jr., the Company’s Vice President and General Counsel, as Secretary of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the adoption by the Company of a stockholders rights plan (the “Rights Agreement”), on July 21, 2005, the Company filed a Certificate of Designations of Series A Junior Participating Preferred Stock with the Secretary of State of Delaware. Pursuant to the Rights Agreement, the Company has declared a dividend of rights (the “Rights”) to purchase (upon the occurrence of certain events) shares of Series A Junior Participating Preferred Stock (the “Preferred Stock”). Please refer to the Company’s Form 8-K filed on July 21, 2005 for a complete description of the Rights.

The Preferred Stock issuable upon exercise of the Rights will be non-redeemable and rank junior to any other series of the Company’s preferred stock that is outstanding. Each whole share of Preferred Stock will be entitled to receive a quarterly preferential dividend of $1.00 per share but will be entitled to receive, in the aggregate, a dividend of 1,000 times the dividend declared on the Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to receive a preferential liquidation payment of $1.00 per share but will be entitled to receive, in the aggregate, a liquidation payment equal to 1,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or other property, each share of Preferred Stock would be entitled to receive 1,000 times the amount received per share of Common Stock.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock, filed with the Secretary of State of Delaware on July 21, 2005.

10.1	Chaparral Steel Company Financial Security Plan

99.1	Press Release issued by Texas Industries, Inc. and the Company, dated July 22, 2005, announcing the appointment of Robert E. Crawford, Jr. as Vice President and General Counsel of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPARRAL STEEL COMPANY

Date: July 22, 2005	By:	/s/ Robert E. Crawford, Jr.
Robert E. Crawford, Jr.
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Designations of Series A Participating Preferred Stock, filed with the Secretary of State of Delaware on July 21, 2005

10.1	Chaparral Steel Company Financial Security Plan

99.1	Press Release issued by Texas Industries, Inc. and the Company, dated July 22, 2005, announcing the appointment of Robert E. Crawford, Jr. as Vice President and General Counsel of the Company